Exhibit 10.6

Onto Innovation Inc.

Employee Restricted Stock Unit Purchase Agreement

THIS AGREEMENT (“Agreement”), dated _________________, 20___ (the “Award Date”), is made between Onto Innovation Inc., a Delaware corporation, hereinafter referred to as the “Company,” and ________________________ (the “Participant”).

1.
Definitions. All capitalized terms used in this Agreement without definition shall have the meanings ascribed in the Onto Innovation 2020 Stock Plan, as amended from time to time (the “Plan”). In addition, the following definition shall apply:
•
“Retirement Eligible” shall mean the Participant has achieved a combination of age plus years of service with the company totaling 70, with a base minimum age of 58 years old and a minimum service term of five (5) years.
•
“Retirement” shall mean Participant has become Retirement Eligible and has formally notified the Company of his/her intention to retire from the employ of the Company on a date certain and does so retire or as otherwise approved by the Administrator.
2.
Award of Restricted Stock Units.
(a)
Award. In consideration of Participant’s agreement to remain in the employ of Company or one of its Subsidiaries, and for other good and valuable consideration, the Company hereby issues to Participant, as of the Award Date, the grant of Restricted Stock Units (“RSUs”) covering shares (“Shares”) of common stock of the Company (“Common Stock”) as described in Attachment I – Notice of Award (the “Notice of Award”) attached to this Agreement (the “Award”). The number of RSUs subject to the Award (which shall be subject to adjustment in accordance with Section 14 of the Plan) is set forth in the Notice of Award. Each RSU represents the right to receive one Share, subject to the terms and conditions of this Agreement. Upon granting of the Award, all RSUs shall be credited to Participant’s employee stock plan account established at the stock plan administration service determined by Company (the “Stock Service”). The current Stock Service is set forth in the Notice of Award.
(b)
Vested Shares to be Issued in Book Entry Form. Upon vesting of the RSUs and the satisfaction of all other applicable conditions set forth in this Agreement, the Company shall cause uncertificated Shares to be issued to Participant’s account. Shares to be delivered to Participant under the terms of this Award shall be delivered to Participant no later than two and one-half months following the last day of the year that includes the date of vesting and lapse of Restrictions, provided that Company may further delay the distribution of Shares with respect to RSUs that become vested under Section 4(g) as a result of Participant’s death, but not beyond such period as is permitted under Section 409A of the Code (as defined below).
(c)
Plan. The Award granted hereunder is subject to the terms and provisions of the Plan, including without limitation, Article 14(a) thereof. The Award constitutes Restricted Stock Units pursuant to Section 8 of the Plan.
3.
Restrictions.
(a)
Forfeiture. Except only as may otherwise be expressly set forth in (i) any employment, severance or change in control agreement of the Company or a Subsidiary with Participant, or (ii) Section 3(g) below related to the Retirement or death of the Participant, any Award which is not vested as of the date Participant ceases to be an employee of Company or one of its Subsidiaries shall thereupon be forfeited immediately and terminate without any further action by Company.

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(b)
Vesting and Lapse of Restrictions. Subject to the terms of this Agreement, the RSUs covered by this Award shall vest and all Restrictions thereon shall lapse in accordance with the schedule set forth in the Notice of Award, provided in each case that Participant remains continuously as an employee of Company or a Subsidiary from the Award Date through the particular scheduled vesting date therefor (except only as may otherwise be expressly set forth in (i) any employment, severance or change in control agreement of the Company or a Subsidiary with Participant, or (ii) Section 3(g) below related to the Retirement or death of the Participant). For purposes of this Agreement, “Restrictions” shall mean the exposure to forfeiture set forth in this Award.
(c)
Acceleration of Vesting. Notwithstanding any other provision of this Award, any time-based Award shall become fully vested and all Restrictions applicable to such Award shall lapse in the event of a Change in Control event (as defined in Section 2(h) of the Plan) and the successor or acquiring corporation or an affiliate thereof does not assume or substitute for this Award in accordance with Section 14(c)(i) of the Plan. Should the successor or acquiring corporation or an affiliate thereof assume or substitute for the time-based Award in accordance with Section 14(c)(i) of the Plan, then no accelerated vesting or lapse of Restrictions of this Award shall apply, except as the Board may otherwise determine or as provided in an employment or other written agreement with the Participant.
(d)
Tax Withholding; Issuance of Uncertificated Shares for Participants Domiciled Outside the U.S. For Participants domiciled outside of the United States, the provisions set forth herein related to U.S. federal and/or state tax withholding do not apply. Shares shall be delivered to such Participant or his or her legal representative at the time the vesting requirements as provided in this Award shall have been satisfied. Participants domiciled outside the U.S. are advised to consult with a local tax advisor regarding the tax ramifications of the Award in their country of residence and assure compliance with such tax obligations.
(e)
Tax Withholding for Participants Domiciled in U.S. Withholding Requirements. By accepting this Award, Participant agrees to make appropriate arrangements with the Company for the satisfaction, as of the applicable withholding date, of all applicable federal, state and local tax withholding requirements, including in connection with the vesting and settlement of this Award. No Shares will be issued until satisfaction of such applicable tax withholding has been received by the Company. Prior to the delivery of any Shares pursuant to this Award, the Company will have the power and the right to deduct or withhold an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to the vesting or settlement of this Award.
(f)
Withholding Arrangements. The Company, pursuant to such procedures as it will specify from time to time, will permit Participant to satisfy such tax withholding obligation, in each case as of the applicable tax withholding date, by (without limitation and in such combinations as the Participant may elect):

(i) paying cash or by personal check, certified check or bank check or wire transfer of immediately available funds; or

(ii) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld.

The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld. Participant may elect to make prior arrangements with the Stock Service to sell Shares as of the vesting date and apply the appropriate amount of the proceeds thereof to the applicable tax withholding amount and remit any balance of the proceeds to Participant, provided that if Participant elects to have any Shares sold by the Stock Service or otherwise, any such proposed sale of Shares shall be in compliance with and satisfy all requirements and conditions under the Onto Innovation Inc. Insider Trading Compliance Program.

4.
Retirement; Death.

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(a)
Subject to the terms of this Agreement, in the event of the Retirement of the Participant, the RSUs shall vest based on the vesting schedule set forth in the Notice of Award for time-based Awards. For clarity, in the event of the Participant’s Retirement, there will be no acceleration of an Award’s vesting schedule or forfeiture of unvested Awards.
(b)
Subject to the terms of this Agreement, in the event of the death of the Participant while employed by Company, any unvested RSUs shall become immediately vested.
5.
Company Share Issuance Prerequisites. Company shall not be required to issue or deliver any Shares prior to the fulfillment of all of the following conditions:
(a)
the admission of the Shares to listing on all stock exchanges on which such Common Stock is then listed;
(b)
the completion of any registration or other qualification of the Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or other governmental regulatory body, which the Company shall, in its sole and absolute discretion, deem necessary and advisable;
(c)
the obtaining of any approval or other clearance from any state or federal governmental agency that the Company shall, in its absolute discretion, determine to be necessary or advisable; and
(d)
the lapse of any such reasonable period of time following the date the Restrictions lapse as the Company may from time to time establish for reasons of administrative convenience.
6.
Restricted Stock Units Not Transferable. No RSUs or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 6 shall not prevent transfers by will or by applicable laws of descent and distribution if permitted under the Plan.
7.
Rights as Stockholder. Until Participant has satisfied all requirements for vesting and the satisfaction of all conditions set forth in this Agreement and Shares have been issued to Participant, Participant shall not be deemed to be a shareholder or to have any of the rights of a shareholder with respect to any such Shares.
8.
Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an employee or other Service Provider of Company or any of its Subsidiaries.
9.
Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement and the Award regardless of the law that might be applied under principles of conflicts of laws.
10.
Conformity to Securities Laws. Participant acknowledges that the Plan and this Award are intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the Exchange Act, and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, including without limitation Rule 16b-3 under the Exchange Act. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Awards are granted, only in such a manner as to conform to such laws, rules and regulations.
11.
Amendment, Suspension and Termination. The Awards may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Compensation Committee of the Board of Directors of the Company, which is the Administrator of the Plan (the “Committee”), provided that, except as

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otherwise provided by the Plan, neither the amendment, suspension nor termination of this Agreement shall, without the consent of Participant, alter or impair any material rights of Participant under this Award.
12.
Notices. Notices required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to Participant at his or her address then shown in Company records, and to Company at its principal executive office.
13.
Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions will nevertheless be binding and enforceable.
14.
Section 409A.
(a)
This Award is intended to constitute a “short-term deferral” for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (“Code”) and the rules and regulations promulgated thereunder and is intended to comply with the requirements of Section 409A of the Code so as not to be subject to taxes, interest or penalties under Section 409A of the Code. This Agreement shall be interpreted and administered to give effect to such intention and understanding.
(b)
Notwithstanding anything in this Agreement to the contrary, any payment or issuance of Shares to be made to the Participant under this Award in connection with Participant’s separation from service shall not be made until the date six months and one day after the date of the Participant’s separation from service to the extent necessary to comply with Section 409A(a)(B)(i) of the Code and applicable Treasury regulations thereunder, after giving effect to the extent applicable to the short-term deferral exemption under Treasury Regulation §1.409A-1(b)(4) and the severance pay exemption under Treasury Regulation §1.409A-1(b)(9)(iii). Following any such six-month and one-day delay, all such delayed payments will be paid in a single lump sum on the date six months and one day after the Participant’s separation from service. For the purposes of this Agreement, “separation of service” means a separation from service as defined in Section 409A of the Code determined using the default provisions set forth in Treasury Regulation §1.409A-1(h) or any successor regulation thereto. Each and every payment or issuance of Shares made pursuant to this Award shall be deemed a separate payment or issuance and not a series of payments or issuances.
(c)
If any provision of this Award would, in the reasonable, good faith judgment of the Committee, result or likely result in the imposition on the Participant, beneficiary or any other person claiming by or through the Participant, of any additional tax, accelerated taxation, interest or penalties under Section 409A of the Code, the Committee may, in its sole discretion, modify the terms of this Award or take any other such action, without the consent of the Participant or any spouse, beneficiary or any other person claiming by or through the Participant, in the manner that the Committee may reasonably and in good faith determine to be necessary or advisable to avoid the imposition of such additional tax, accelerated taxation, interest or penalties or otherwise comply with Sections 409A of the Code. However, nothing in this Agreement is intended to or shall create any obligation or liability on the part of the Company or the Committee or its members to modify the Agreement, the Award or any RSUs or other rights granted hereunder nor guarantee that the Participant will not be subject to additional taxes, accelerated taxation, interest or penalties under Section 409A of the Code.

Participant represents that he or she has read this Agreement and the Plan and is familiar with the terms and provisions of each. Participant acknowledges that the Award is issued pursuant to, and is subject to the terms and conditions of, the Plan, and Participant will be bound by the terms of the Plan as if it were set forth verbatim in this Agreement. Participant agrees to comply with all rules the Committee may establish from time to time with respect to the Plan. Participant agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee with respect to any questions arising under the Plan or this Agreement. Participant further acknowledges and agrees that this Agreement (including the Plan) constitutes the entire agreement between the parties with respect

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to the Award and that this Agreement (including the Plan) supersedes any and all prior agreements, whether written or oral, between the parties with respect to the Award.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first set forth above.

ONTO INNOVATION INC. PARTICIPANT

By:___________________________ ______________________________

Name: Name:

Title:

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ATTACHMENT I

NOTICE OF AWARD

Participant Information:

Participant Name: ________________________

Participant Residence Address: «STREET1»

«STREET2»

«CITY», «STATE» «ZIP»

«COUNTRY»

Participant Section 16 Status: Participant FORMCHECKBOX is FORMCHECKBOX is not a Section 16 Insider of Company.

Award Information:

Award Date: ___________________________

Aggregate number of Restricted Stock Units subject to the Award: __________________

Grant Number: ______________________

Type of Award: FORMCHECKBOX Time-based FORMCHECKBOX Other: ___________________________

Vesting Schedule:

FORMCHECKBOX The time-based Award shall vest and Restrictions shall lapse with respect to _______ percent of the Shares subject to the Award (rounded down to the next whole number of shares) on each of the first ______ anniversaries of the Award Date.

FORMCHECKBOX The Award shall vest and Restrictions shall lapse with respect to

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

Additional Vesting Requirements:

____________________________________________________________________________________

____________________________________________________________________________________

____________________________________________________________________________________

____________________________________________________________________________________

Company Stock Plan Administration Service (the “Stock Service”): _________________________

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